For more information contact:

Jeffrey W. Farrar

Executive Vice President and Chief Financial Officer

(434) 964-2217

JFarrar@StellarOne.com

STELLARONE CORPORATION ANNOUNCES EARNINGS CALL

Charlottesville, Virginia, January 18, 2011 - StellarOne Corporation (NASDAQ: STEL) today announced that it will release its fourth quarter 2010 results on Wednesday, January 26, 2011, before the market opens. StellarOne Corporation's management will also host a webcast and conference call in connection with its earnings announcement, at 11:00 AM ET, to discuss results and answer questions.

To access a link to the webcast, visit www.StellarOne.com and click on Investor Relations. To participate in the conference call, dial toll free (877) 887-5215 (no passcode required) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate at that time, a digital replay of the call will be available from 2:00 PM ET on Wednesday, January 26, 2011 through 11:59 PM ET on Wednesday, February 2, 2011, by dialing toll free (800) 642-1687 and using passcode #38005629.

About StellarOne Corporation

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and asset management services. The Corporation's sole banking affiliate, StellarOne Bank, operates 56 full-service financial centers, one loan production office, and 66 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.